Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information has been prepared to reflect the impact of certain completed or probable acquisitions, as applicable, by the subsidiaries of BRP Group, Inc. (“we,” “our,” “BRP Group” or the “Company”). The following unaudited pro forma condensed consolidated financial information is based on the historical financial information of (i) the Company and (ii) each of the 2020 and 2021 Partners and the RogersGray and JGS Partnerships (each as defined below). We are presenting the aggregate impact of the completed or probable acquisitions, as applicable, of the 2021 Partners (as defined below) because none of such acquisitions individually constitutes a significant business acquisition under Rule 3-05 of Regulation S-X and are presenting the impact of RogersGray and JGS because they are deemed material transactions.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 gives effect to the following as if the acquisitions had occurred on June 30, 2021:
i.the probable acquisition of White Hill Plaza, Inc. (operating as K&S Insurance Agency "K&S") for which a definitive agreement was signed September 8, 2021, a captive management business located in the southeastern U.S. expected to become a part of our Specialty operating group ("Target 1") and a property and casualty insurance business located in the western U.S. expected to become a part of our Middle Market operating group ("Target 2") (collectively, the "Insignificant Probable Partnerships");
ii.the acquisition of EBSME, LLC ("EBSME") effective July 30, 2021, FounderShield LLC, AlphaRoot LLC, ReShield LLC, and Scale Underwriting Services LLC (collectively, “FounderShield”) effective August 2, 2021, The Capital Group, LLC, The Capital Group Association Consultants, LLC, US Underwriters, LLC, and TCG Financial Management Company, LLC, and the membership interests of The Capital Group Investment Advisory Services, LLC (collectively, “TCG”) effective August 2, 2021, and River Oak Risk, LLC and River Oak Risk Holdings, LLC (collectively, “ROR”) effective August 4, 2021 (collectively, the "Q3 2021 Partners" and collectively with the Insignificant Probable Partnerships, the “Post Balance Sheet Date Partners”); and
iii.the acquisition of RogersGray Inc., Breakwater Brokerage, LLC and Monomoy Insurance Group, LLC (collectively, "RogersGray") effective July 1, 2021 and the probable acquisition of Jacobson, Goldfarb & Scott, Inc., Aura Holdings, LLC, American Union Risk Associates, LLC, American Union Risk Management, LLC and certain other affiliates and the equity interests of Preferred Property Program, Inc. and Preferred Property Risk Purchasing Group, Inc. (collectively, "JGS") for which a definitive agreement was signed September 10, 2021 (collectively, the “RogersGray and JGS Partnerships”).
The unaudited pro forma condensed consolidated statement of income (loss) for the six months ended June 30, 2021 gives effect to the following as if the acquisitions had occurred on January 1, 2020:
i.the completed or probable acquisitions, as applicable, of the Post Balance Sheet Date Partners;
ii.the acquisition of LeaseTrack Services LLC and Effective Coverage LLC (“LeaseTrack”) effective February 1, 2021, Riley Financial, Inc. (operating as “Medicare Help Now”) effective March 1, 2021, Tim Altman, Inc. (operating as “Only Medicare Solutions”) effective April 1, 2021, Seniors’ Insurance Services of Washington, Inc. (“Seniors’ Insurance Services”) effective April 30, 2021, and Mid-Continent Companies, Ltd. and Mid-Continent Securities Ltd. (“Mid-Continent”) effective April 30, 2021, (collectively, the "Q1 and Q2 2021 Partners" and collectively with the Post Balance Sheet Date Partners, the "2021 Partners"); and
iii.the RogersGray and JGS Partnerships.
The unaudited pro forma condensed consolidated statement of income (loss) for the year ended December 31, 2020 gives effect to the following as if the acquisitions had occurred on January 1, 2020:
i.the completed or probable acquisition, as applicable, of the 2021 Partners;
ii.the acquisition of Insurance Risk Partners, LLC (“IRP”) effective April 1, 2020, Rosenthal Bros., Inc. (“Rosenthal Bros”) effective June 1, 2020, Insgroup, Inc. ("Insgroup") effective November 30, 2020 and Armfield, Harrison and Thomas, Inc. ("AHT") effective December 1, 2020, (collectively, the "2020 Partners" and collectively with the 2021 Partners, the “2020 and 2021 Partners”); and
iii.the RogersGray and JGS Partnerships.

The unaudited pro forma financial information has been prepared by our management and is based on BRP Group’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The pro forma financial information has been prepared by BRP Group in accordance with Article 11 of Regulation S-X, as amended effective on January 1, 2021.
Our historical financial information as of and for the six months ended June 30, 2021 has been derived from BRP Group’s unaudited financial statements and accompanying notes included in BRP Group's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission ("SEC") on August 9, 2021. Our historical financial information for the year ended December 31, 2020 has been derived from BRP Group’s audited financial statements and accompanying notes included in BRP Group's Annual Report on Form 10-K as filed with the SEC on March 11, 2021.
The historical financial information of the 2020 Partners for the unowned period of 2020 has been derived from BRP Group's pro forma condensed consolidated financial statements and accompanying notes included in BRP Group's current reports on Form 8-K/A as filed with the SEC on June 15, 2020 and December 7, 2020.
The pro forma transactions and adjustments (collectively, the “Transaction Accounting Adjustments”) are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of BRP Group. The Transaction Accounting Adjustments consist of those necessary to account for the RogersGray and JGS Partnerships and the 2020 and 2021 Partners. The Transaction Accounting Adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information.
On June 2, 2021 the Company entered into an amendment to its senior secured credit facility to provide for a $500.0 million term loan ("Term Loan B") with interest based on the London Inter-bank Offered Rate (“LIBOR”) plus 350 basis points, subject to a LIBOR floor of 50 bps. On August 6, 2021, the Company entered into an amendment to its revolving credit facility to provide for a $475.0 million revolving facility ("Revolving Facility") with interest based on LIBOR plus 200 bps to LIBOR plus 300 bps based on the total net leverage ratio. The Company has incurred aggregate debt issuance costs related to these credit facilities of $23.3 million. The funding of the Term Loan B and Revolving Facility was essential for completion of the RogersGray and JGS Partnerships and the 2020 and 2021 Partners. The adjustments related to the issuance and upsizing of these credit facilities are shown in a separate column as “Other Transaction Accounting Adjustments.” The Other Transaction Accounting Adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information does not purport to be indicative of our results of operations or financial position had the relevant transactions occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:
•audited historical consolidated financial statements of BRP Group as of and for the year ended December 31, 2020, and the related notes included in the Company's Annual Report on Form 10-K for the annual period ended December 31, 2020; and
•unaudited historical interim condensed consolidated financial statements of BRP Group as of and for the six months ended June 30, 2021 and the related notes included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the Company that would have resulted had the acquisitions of RogersGray, JGS and the 2020 and 2021 Partners been effective during the periods presented or the results that may be obtained by the Company in the future. The unaudited pro forma condensed consolidated financial information as of and for the periods presented does not reflect future events that may occur after the acquisitions of RogersGray, JGS and the 2020 and 2021 Partners including, but not limited to, synergies or revenue enhancements arising from the acquisitions of RogersGray, JGS and the 2020 and 2021 Partners. Future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2021

	Historical				Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma BRP Group, Inc.
(in thousands)	BRP Group, Inc.	RogersGray	JGS	Post Balance Sheet Date Partners
		A, (1)	A, (1)	A					(2)
Assets
Current assets:
Cash and cash equivalents	$224,479	$4,599	$3,933	$13,896	$(565,288)	B	$455,000	C	$136,619
Restricted cash	51,505	1,500	14,471	12,419	—		—		79,895
Premiums, commissions and fees receivable, net	209,664	5,400	18,684	26,972	—		—		260,720
Prepaid expenses and other current assets	5,156	1,261	331	1,208	—		—		7,956
Due from related parties	—	—	4,827	686	(5,513)	F	—		—
Total current assets	490,804	12,760	42,246	55,181	(570,801)		455,000		485,190
Property and equipment, net	11,558	2,251	1,716	551	—		—		16,076
Other assets	14,885	2,977	202	2,684	—		—		20,748
Intangible assets, net	547,227	7,742	6,572	211	326,901	D	—		888,653
Goodwill	671,826	8,139	—	2,612	475,175	D	—		1,157,752
Total assets	$1,736,300	$33,869	$50,736	$61,239	$231,275		$455,000		$2,568,419
Liabilities, Mezzanine Equity and Stockholders’/Members' Equity
Current liabilities:
Premiums payable to insurance companies	$177,578	$3,032	$21,814	$31,805	$—		$—		$234,229
Producer commissions payable	32,367	879	—	2,623	—		—		35,869
Accrued expenses and other current liabilities	49,639	7,806	2,715	6,007	17,810	E	—		83,977
Due to related parties	65	—	—	411	(411)	F	—		65
Current portion of contingent earnout liabilities	90,160	1,069	—	—	—		—		91,229
Current portion of long-term debt	5,000	418	1,042	—	(1,460)	F	—		5,000
Total current liabilities	354,809	13,204	25,571	40,846	15,939		—		450,369
Revolving line of credit	20,000	2,401	—	—	(2,401)	F	455,000	C	475,000
Long-term debt, less current portion	477,985	4,690	1,692	9,027	(15,409)	F	—		477,985
Contingent earnout liabilities, less current portion	88,092	585	—	—	107,840	G	—		196,517
Other liabilities	3,067	2	422	322	—		—		3,813
Total liabilities	943,953	20,882	27,685	50,195	105,969		455,000		1,603,684
Mezzanine equity:
Redeemable noncontrolling interest	173	—	—	—	—		—		173
Stockholders’/members’ equity:
Members’ deficit	—	—	—	(2,604)	2,604	H	—		—
Class A common stock	466	79	2	210	(277)	H	—		480
Class B common stock	5	2	—	—	(1)	H	—		6
Additional paid-in capital	404,025	1,865	—	1,544	46,777	H	—		454,211
Retained earnings (accumulated deficit)	(19,489)	11,041	23,049	14,306	(50,365)	E,I	—		(21,458)
Notes receivable from stockholders	(306)	—	—	—	—		—		(306)
Treasury stock	—	—	—	(2,412)	2,412	H	—		—
Noncontrolling interest	407,473	—	—	—	124,156	H	—		531,629
Total stockholders’/members’ equity	792,174	12,987	23,051	11,044	125,306		—		964,562
Total liabilities, mezzanine equity and stockholders’/members’ equity	$1,736,300	$33,869	$50,736	$61,239	$231,275		$455,000		$2,568,419
__________
(1)    RogersGray and JGS are not significant business acquisitions under Rule 3-05 of Regulation S-X; however, we have included RogersGray and JGS in the unaudited pro forma condensed consolidated balance sheet because they are deemed material transactions.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the RogersGray and JGS Partnerships and the Post Balance Sheet Date Partners as if each had occurred on June 30, 2021.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Historical				Transaction accounting adjustments		Other Transaction Accounting Adjustments
(in thousands, except per share data)	BRP Group, Inc.	Rogers Gray	JGS	2021 Partners					Pro Forma BRP Group, Inc.
		J, (1)	J, (1)	J					(2)
Commissions and fees	$272,534	$20,213	$24,193	$50,026	$—		$—		$366,966

Operating expenses:
Commissions, employee compensation and benefits	178,440	20,262	12,511	28,288	2,441	K	—		241,942
Other operating expenses	36,768	3,638	2,786	6,170	—		—		49,362
Amortization expense	21,279	304	420	64	10,912	M	—		32,979
Change in fair value of contingent consideration	11,822	—	—	—	—		—		11,822
Depreciation expense	1,167	250	138	47	—		—		1,602
Total operating expenses	249,476	24,454	15,855	34,569	13,353		—		337,707
Operating income (loss)	23,058	(4,241)	8,338	15,457	(13,353)		—		29,259

Other income (expense):
Interest expense, net	(11,491)	(108)	(72)	(164)	—		(6,787)	N	(18,622)
Gain on extinguishment of debt	—	—	1,603	124	—		—		1,727
Other income (expense)	(1,057)	(174)	18	1	—		—		(1,212)
Total other income (expense)	(12,548)	(282)	1,549	(39)	—		(6,787)		(18,107)
Income (loss) before income taxes	10,510	(4,523)	9,887	15,418	(13,353)		(6,787)		11,152
Income tax provision	—	(34)	577	375	—		—		918
Net income (loss)	10,510	(4,489)	9,310	15,043	(13,353)		(6,787)		10,234
Net income (loss) attributable to noncontrolling interest	5,653	—	—	—	3,520	O	(3,640)	O	5,533
Net income (loss) attributable to controlling interest	$4,857	$(4,489)	$9,310	$15,043	$(16,873)		$(3,147)		$4,701

Pro forma net income per share data: P
Pro forma net income available to Class A common stockholders per share
Basic									$0.10
Diluted									$0.10
Pro forma weighted-average shares of Class A common stock outstanding
Basic									45,935
Diluted									46,761
__________
(1)    RogersGray and JGS are not significant business acquisitions under Rule 3-05 of Regulation S-X; however, we have included RogersGray and JGS in the unaudited pro forma condensed consolidated statement of income (loss) because they are deemed material transactions.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the RogersGray and JGS Partnerships and the 2021 Partners as if each had occurred on January 1, 2020.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical				Transaction accounting adjustments after latest fiscal year-end		Historical				Transaction accounting adjustments relating to significant business acquisitions consummated during previous fiscal year		Other Transaction Accounting Adjustments
(in thousands, except per share data)	BRP Group, Inc.	Rogers Gray	JGS	2021 Partners			IRP (three months unowned)	Rosenthal Bros (five months unowned)	Insgroup (eleven months unowned)	AHT (eleven months unowned)					Pro Forma BRP Group, Inc.
		J, (1)	J, (1)	J			J	J	J	J, (1)					(2)
Commissions and fees	$240,919	$38,068	$38,946	$86,817	$—		$960	$10,066	$39,472	$57,338	$—		$—		$512,586

Operating expenses:
Commissions, employee compensation and benefits	174,114	23,127	23,407	53,586	4,921	K	1,036	5,094	22,549	44,955	1,849	K	—		354,638
Other operating expenses	48,060	5,396	3,864	12,715	1,969	L	394	822	8,166	11,373	—		—		92,759
Amortization expense	19,038	614	839	—	20,571	M	—	88	1,508	—	12,582	M	—		55,240
Change in fair value of contingent consideration	20,516	—	—	—	—		—	—	—	—	—		—		20,516
Depreciation expense	1,129	431	278	305	—		9	72	440	782	—		—		3,446
Total operating expenses	262,857	29,568	28,388	66,606	27,461		1,439	6,076	32,663	57,110	14,431		—		526,599
Operating income (loss)	(21,938)	8,500	10,558	20,211	(27,461)		(479)	3,990	6,809	228	(14,431)		—		(14,013)

Other income (expense):
Interest expense, net	(7,857)	(277)	(246)	(297)	—		(1)	1	(403)	(114)	—		(25,104)	N	(34,298)
Gain on extinguishment of debt	—	2,530	—	152	—		—	—	—	—	—		—		2,682
Other income (expense)	(95)	747	6	753	—		(2)	—	(138)	125	—		—		1,396
Total other income (expense)	(7,952)	3,000	(240)	608	—		(3)	1	(541)	11	—		(25,104)		(30,220)
Income (loss) before income taxes	(29,890)	11,500	10,318	20,819	(27,461)		(482)	3,991	6,268	239	(14,431)		(25,104)		(44,233)
Income tax provision (benefit)	(5)	394	1,169	223	—		—	29	—	1,195	—		—		3,005
Net income (loss)	(29,885)	11,106	9,149	20,596	(27,461)		(482)	3,962	6,268	(956)	(14,431)		(25,104)		(47,238)
Net Income (loss) attributable to noncontrolling interest	(14,189)	—	—	—	8,616	O	—	—	(65)	—	(3,563)	O	(21,196)	O	(30,397)
Net income (loss) attributable to controlling interest	$(15,696)	$11,106	$9,149	$20,596	$(36,077)		$(482)	$3,962	$6,333	$(956)	$(10,868)		$(3,908)		$(16,841)

Pro forma net loss per share data: P
Pro forma net loss available to Class A common stockholders per share - basic and diluted															$(0.57)
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted															29,780
__________
(1)    RogersGray, JGS and AHT are not significant business acquisitions under Rule 3-05 of Regulation S-X; however, we have included RogersGray, JGS and AHT in the unaudited condensed consolidated statement of income (loss) because they are deemed material transactions.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the RogersGray and JGS Partnerships and the 2020 and 2021 Partners as if each had occurred on January 1, 2020.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of BRP Group, RogersGray, JGS and the 2020 and 2021 Partners. The acquisition method of accounting is based on the accounting guidance on business combinations and uses the fair value concepts defined in the accounting guidance on fair value measurements. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at the date the acquisition is completed at its then-current market price. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of BRP Group. The financial statements and reported results of operations of BRP Group issued after completion of the acquisitions of RogersGray, JGS and the 2020 and 2021 Partners will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of RogersGray, JGS and the 2020 and 2021 Partners.
The Transaction Accounting Adjustments are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of BRP Group. These adjustments are discussed in greater detail in Notes 4 and 5 below.
On June 2, 2021 the Company entered into an amendment to its senior secured credit facility to provide for the $500.0 million Term Loan B with interest based on LIBOR plus 350 basis points, subject to a LIBOR floor of 50 bps. On August 6, 2021, the Company entered into an amendment to its revolving credit facility to provide for the $475.0 million Revolving Facility with interest based on LIBOR plus 200 bps to LIBOR plus 300 bps based on the total net leverage ratio. The Company has incurred aggregate debt issuance costs related to these credit facilities of $23.3 million. The Term Loan B and Revolving Facility funding was essential for completion of the RogersGray and JGS Partnerships and the 2020 and 2021 Partners. As such, the adjustments related to drawing down the full amount of the Revolving Facility, which occurred subsequent to the balance sheet date, and the incremental interest expense of the Term Loan B and the Revolving Facility, as if each had occurred on January 1, 2020, are included in the unaudited pro forma condensed consolidated financial statements. These adjustments are shown in a separate column in the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income (loss) as Other Transaction Accounting Adjustments, and are discussed in greater detail in Notes 4 and 5 below.
The pro forma adjustments reflecting the acquisitions of RogersGray, JGS and the 2020 and 2021 Partners under the acquisition method of accounting are based on estimates and assumptions. The pro forma adjustments are included to the extent they are adjustments that reflect the accounting for the transactions in accordance with U.S. GAAP.
Certain amounts in the RogersGray, JGS and the 2020 and 2021 Partners' historical balance sheets and statements of income (loss) have been conformed to BRP Group's presentation.
2. Accounting Policies
RogersGray, the Q1 and Q2 2021 Partners and the Q3 2021 Partners are in the process of being integrated with the Company. This integration includes a review by BRP Group of the acquired Partners' accounting policies. As a result of that review, BRP Group may identify differences between the accounting policies of the companies that, when conformed, could have a material impact on the consolidated financial statements. At this time, BRP Group is not aware of any differences that would have a material impact on the consolidated financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.

3. Purchase Price
The purchase price of RogersGray, JGS and the Post Balance Sheet Date Partners is as follows:

(in thousands)	RogersGray	JGS	Post Balance Sheet Date Partners
Cash paid to owners	$134,729	$163,187	$267,372
Deferred payments	1,607	—	14,234
Class A common stock (7,447 and 1,391,147 shares, respectively)	151	—	29,877
Class B common stock (1,950,232, 1,821,625 and 2,572,430 shares, respectively)	39,621	45,271	59,437
Fair value of contingent earnout consideration	15,584	30,319	61,937
Total consideration transferred	$191,692	$238,777	$432,857

4. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments
A    On July 1, 2021, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of RogersGray for cash consideration of $134.7 million, a deferred payment of $1.6 million, equity interest with a fair value of $39.8 million and the opportunity to receive additional maximum potential contingent earnout consideration of $72.4 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue focused performance measures.
On September 10, 2021, the Company entered into a definitive agreement to acquire certain assets and intellectual and intangible rights and assumed certain liabilities of JGS for cash consideration of $163.2 million, equity interest with a fair value of $45.3 million and the opportunity to receive additional maximum potential contingent earnout consideration of $92.9 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing primarily revenue-focused performance measures.
During 2021, the Company also acquired or expects to acquire, as applicable, certain assets and intellectual and intangible rights and assumed certain liabilities of the Post Balance Sheet Date Partners for an aggregate consideration expected to consist of cash of $267.4 million, deferred payments of $14.2 million, equity interest with a fair value of $89.3 million and the opportunity to receive additional maximum potential contingent earnout consideration of $268.4 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing primarily revenue-focused performance measures.
B    Reflects the funding of cash consideration for the Partnerships with cash on hand after borrowings on the Term Loan B and Revolving Facility.
C    Reflects BRP Group's borrowings under the Revolving Facility to fund the acquisitions of JGS and the Post Balance Sheet Date Partners.

D    Reflects allocation of purchase price to record intangible assets and goodwill at their estimated fair value assuming the acquisitions of RogersGray, JGS and the Post Balance Sheet Date Partners had occurred on June 30, 2021. The table below reflects the pro forma allocations to intangible assets and goodwill, which are offset in part by the elimination of RogersGray's historical intangible assets of $7.7 million and goodwill of $8.1 million, JGS's historical intangible assets of $6.6 million and the Post Balance Sheet Date Partners' historical intangible assets of $0.2 million and goodwill of $2.6 million.

(in thousands)	RogersGray	JGS	Post Balance Sheet Date Partners
Intangible assets:
Purchased customer accounts	$75,076	$70,327	$150,085
Distributor relationships	—	27,350	—
Carrier relationships	—	—	—
Trade names	1,847	1,877	4,403
Software	—	3,721	6,740
Total	$76,923	$103,275	$161,228

Goodwill	$110,155	$121,116	$254,655
Management has determined that the carrying value of the remaining assets and liabilities acquired approximate their fair values for purposes of a preliminary purchase price allocation in the accompanying unaudited pro forma condensed consolidated financial statements. The final allocation of purchase price may differ significantly from these amounts.
E    Reflects the deferred payments recorded in connection with the purchase price in Note 3 and the accrual of transaction costs related to RogersGray, JGS and the Post Balance Sheet Date Partners as follows:

(in thousands)	RogersGray	JGS	Post Balance Sheet Date Partners
Deferred payments	$1,607	$—	$14,234
Accrual of transaction costs	26	577	1,366
Total adjustments to accrued expenses and other current liabilities	$1,633	$577	$15,600
F    Reflects the elimination of related party notes receivable, related party notes payable and debt obligations of RogersGray, JGS and the Post Balance Sheet Date Partners, which were settled or expected to be settled from proceeds in connection with the closing of the respective Partnerships by BRP Group.
G    Represents the pro forma adjustments to reflect the fair value of the estimated contingent earnout consideration available to be earned by RogersGray, JGS and the Post Balance Sheet Date Partners.

H    Reflects the elimination of the historical members' equity, common stock, additional paid-in capital, treasury stock and noncontrolling interest of RogersGray, JGS and the Post Balance Sheet Date Partners, offset by the issuance of Class A common stock and Class B common stock to each as a form of rollover equity consideration as follows:

(in thousands)	RogersGray	JGS	Post Balance Sheet Date Partners
Eliminate historical members' equity, common stock, additional paid-in capital, treasury stock and noncontrolling interest	$(1,946)	$(2)	$3,262
Record adjustment to Class A common stock for common stock issuance	—	—	14
Record adjustment to Class B common stock for common stock issuance	—	—	1
Record adjustment to additional paid-in capital for common stock issuance	11,449	13,032	25,705
Record adjustment to noncontrolling interest for common stock issuance	28,323	32,239	63,594
Total adjustments common stock, additional paid-in capital, treasury stock and noncontrolling interest	$37,826	$45,269	$92,576
I    Reflects the elimination of RogersGray, JGS and the Post Balance Sheet Date Partners' historical retained earnings at June 30, 2021 and the accrual of transaction costs related to these acquisitions as follows:

(in thousands)	RogersGray	JGS	Post Balance Sheet Date Partners
Eliminate historical retained earnings	$(11,041)	$(23,049)	$(14,306)
Transaction costs accrual	(26)	(577)	(1,366)
Total adjustments to retained earnings	$(11,067)	$(23,626)	$(15,672)
5. Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) Adjustments
J    On April 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of IRP for cash consideration of $26.6 million and equity interest with a fair value of $7.5 million. IRP will also have the opportunity to receive additional contingent earnout consideration, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue focused performance measures.
On June 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Rosenthal Bros for cash consideration of $75.0 million and equity interest with a fair value of $10.1 million. The maximum potential contingent earnout consideration available to be earned by Rosenthal Bros is $30.8 million based upon the achievement of certain post-closing revenue focused performance measures.
On November 30, 2020, the Company acquired the outstanding equity interests of Insgroup for cash consideration of $94.2 million, a deferred payment of $6.3 million and equity interest with a fair value of $82.1 million. Insgroup will also have the opportunity to receive additional maximum potential contingent earnout consideration of $66.1 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue focused performance measures.
On December 1, 2020, the Company acquired the outstanding equity interests of AHT for cash consideration of $197.2 million, a deferred payment of $99,000 and, and equity interest with a fair value of $15.5 million. AHT will also have the opportunity to receive additional maximum potential contingent earnout consideration of $107.0 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue focused performance measures.
On July 1, 2021, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of RogersGray for cash consideration of $134.7 million, a deferred payment of $1.6 million and equity interest with a fair value of $39.8 million. RogersGray will also have the opportunity to receive additional maximum potential contingent earnout consideration of $72.4 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue focused performance measures.

On September 10, 2021, the Company entered into a definitive agreement to acquire certain assets and intellectual and intangible rights and assumed certain liabilities of JGS for cash consideration of $163.2 million, equity interest with a fair value of $45.3 million and the opportunity to receive additional maximum potential contingent earnout consideration of $92.9 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing primarily revenue-focused performance measures.
During 2021, the Company also acquired or expects to acquire, as applicable, certain assets and intellectual and intangible rights and assumed certain liabilities of the 2021 Partners for an aggregate consideration expected to consist of cash of $294.4 million, deferred payments of $16.8 million, equity interest with a fair value of $93.0 million and the opportunity to receive additional maximum potential contingent earnout consideration of $287.4 million, payable in cash, shares of Class A common stock, or a combination of both at the Company’s sole option, based upon the achievement of certain post-closing revenue focused performance measures.
The following table reflects the statement of income for Rosenthal Bros for the five-month unowned period ending May 31, 2020:

(in thousands)	Three Months Ended March 31, 2020	April/May 2020	Total Five Months Ended May 31, 2020
Commissions and fees	$6,809	$3,257	$10,066

Operating expenses:
Commissions, employee compensation and benefits	3,169	1,925	5,094
Other operating expenses	613	209	822
Amortization expense	53	35	88
Depreciation expense	43	29	72
Total operating expenses	3,878	2,198	6,076

Operating income	2,931	1,059	3,990
Interest income	1	—	1
Income before income taxes	2,932	1,059	3,991
Income tax provision	21	8	29
Net income	$2,911	$1,051	$3,962
K    For the year ended December 31, 2020, reflects the pro forma adjustment to accrue share-based compensation expense of $6.8 million incurred in connection with the issuance of stock awards to colleagues of RogersGray, JGS, the 2021 Partners and the 2020 Partners as if the awards had occurred on January 1, 2020. The Company was unable to estimate colleague stock awards for Target 1 and Target 2 and an accrual has not been recorded for these probable acquisitions accordingly.
For the six months ended June 30, 2021, reflects the pro forma adjustment to accrue share-based compensation expense of $2.4 million incurred in connection with the issuance of stock awards to colleagues of RogersGray, JGS and the 2021 Partners as if the awards had occurred on January 1, 2020. The Company was unable to estimate colleague stock awards for Target 1 and Target 2 and an accrual has not been recorded for these probable acquisitions accordingly.
L    For the year ended December 31, 2020, reflects the pro forma adjustment to accrue transaction costs of $2.0 million, including due diligence and attorneys’ fees, incurred in connection with RogersGray, JGS and the Post Balance Sheet Date Partners. Transaction costs of $1.8 million and $3.7 million are included in the historical statements of income for BRP Group for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.
M    For the six months ended June 30, 2021, reflects the pro forma adjustment to amortization expense related to intangible assets recorded in connection with the acquisition of RogersGray, JGS and the 2021 Partners.
For the year ended December 31, 2020, reflects the pro forma adjustment to amortization expense related to intangible assets recorded in connection with the acquisitions of RogersGray, JGS and the 2020 and 2021 Partners.

The intangible assets acquired have the following estimated weighted-average lives (in years):

	IRP	Rosenthal Bros	Insgroup	AHT	Rogers Gray	JGS	2021 Partners
Purchased customer accounts	15.0	20.0	18.0	20.0	18.0	20.0	19.5
Distributor relationships	—	—	—	—	—	20.0	20.0
Software	—	—	—	—	—	3.0	5.0
Trade names	—	5.0	5.0	5.0	5.0	5.0	5.0
Amortization expense over the next five years for each of the acquisitions as of June 30, 2021 is as follows:

	Amortization Expense Over the Next Five Years
(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5
IRP	$771	$734	$674	$600	$522
Rosenthal Bros	2,843	2,785	2,682	2,541	2,275
Insgroup	5,885	5,919	5,958	6,028	5,711
AHT	6,576	7,044	7,533	8,102	7,710
RogersGray	4,989	5,451	5,497	5,527	3,438
JGS	4,100	5,637	6,058	5,709	6,036
2021 Partners	9,256	11,702	12,047	12,402	13,057
N    Reflects the pro forma adjustments related to interest expense as if the issuance the Term Loan B and drawing down the full amount of the Revolving Facility had occurred on January 1, 2020.
O    Reflects the adjustment for the change in net income (loss) attributable to noncontrolling interest.

P    Pro forma basic net income (loss) per share is computed by dividing the pro forma net income (loss) available to Class A common stockholders by the weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted net income (loss) per share is computed by adjusting the net income (loss) available to Class A common stockholders and the weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities. The calculation of diluted net income (loss) per share for the six months ended June 30, 2021 and the year ended December 31, 2020 excludes 55,920,158 and 56,172,670 shares of Class B common stock, respectively, that are convertible into Class A common stock under the “if-converted” method as the inclusion of such shares would have an anti-dilutive effect for the periods presented. In addition, 837,854 shares of unvested restricted Class A common stock were excluded from the diluted calculation for the year ended December 31, 2020 as their inclusion would have been anti-dilutive because the Company was in a net loss position. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net income (loss) per share.

(in thousands, except per share data)	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Pro forma basic and diluted net income (loss) per share
Numerator
Net income (loss)	$10,234	$(47,238)
Less: net income (loss) attributable to noncontrolling interest	5,533	(30,397)
Pro forma net income (loss) attributable to Class A common stockholders - basic and diluted	$4,701	$(16,841)

Denominator
Weighted-average shares of Class A common stock outstanding	44,464	27,176
Weighted-average shares of Class A common stock issued to RogersGray, JGS and the 2020 and 2021 Partners	1,471	2,604
Pro forma weighted-average shares of Class A common stock outstanding - basic	45,935	29,780
Dilutive effect of unvested restricted shares of Class A common stock	826	—
Pro forma weighted-average shares of Class A common stock outstanding - diluted	46,761	29,780

Pro forma net income (loss) per share - basic	$0.10	$(0.57)
Pro forma net income (loss) per share - diluted	$0.10	$(0.57)